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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-09333, No. 333-09335, No. 33-81146 and No.
33-98176) of PC Service Source, Inc. of our report dated February 12, 1999, except for the last paragraph of Note 1 and the first paragraph of Note 3 for which the date is March 11, 1999, with respect to the consolidated financial statements and schedule of PC Service Source, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                    Ernst & Young LLP



Dallas, Texas
March 29, 1999